UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): February 2, 2012

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

621 Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

ProPhase Labs, Inc. (the “Company”) was named as a nominal defendant in a purported derivative complaint filed on February 2, 2012 by stockholder Guy Quigley in the Court of Common Pleas of Philadelphia County, Pennsylvania (No. 000409). The complaint also names as a defendant each of the Company’s directors and executive officers. Among other things, the suit alleges various breaches of fiduciary and other duties, and seeks recovery of unspecified damages and other relief. Prior to filing this complaint, the plaintiff applied to the same court for permission to take pre-complaint discovery on the basis that the plaintiff required such discovery in order to assert claims. The court denied the plaintiff's request. The Company believes the lawsuit is without merit and intends to vigorously defend against it.

The Company previously commenced litigation against the plaintiff, Guy Quigley, and other parties in August 2010 in the Bucks County Court of Common Pleas, Pennsylvania (No. 2010-08227). The August 2010 action is captioned Prophase Labs, Inc. (formerly the Quigley Corporation) vs. Guy Quigley, et al. and remains pending.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:  /s/ Robert V. Cuddihy, Jr.

Robert V. Cuddihy, Jr.

Chief Financial Officer

Date: February 6, 2012

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